EMPLOYMENT AGREEMENT


           AGREEMENT  entered  into as  of  September  25,  1997,

between  THE  PERKIN-ELMER CORPORATION, a  New  York  corporation having  its  principal place of business at Norwalk,  Connecticut

(the  "Company") and Dennis L. Winger, residing  at  19  Prospect

Ridge,   Quail  Ridge  Unit  56,  Ridgefield,  CT    06877   (the

"Employee").

           WHEREAS, the Employee has rendered and/or will  render

valuable services to the Company and it is regarded essential  by the  Company  that it have the benefit of Employee's services  in future years; and

          WHEREAS, the Board of Directors of the Company believes

that  it is essential that, in the event of the possibility of  a

Change  in  Control  of  the  Company (as  defined  herein),  the

Employee be able to continue his attention and dedication to  his duties  and  to assess and advise the Board of Directors  of  the

Company (the "Board") whether such proposals would be in the best interest  of the Company and its shareholders without distraction regarding any uncertainty concerning his future with the Company;

and

           WHEREAS, the Employee is willing to agree to  continue

to serve the Company in the future;

          NOW, THEREFORE, it is mutually agreed as follows:

          1.  Employment.  The Company agrees to employ Employee,

and the Employee agrees to serve as an employee of the Company or one  or more of its subsidiaries after a Change of Control during


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the Period of Employment (as those terms are defined in Section 2 hereof) in such executive capacity as Employee served immediately prior  to the Change in Control which caused the commencement  of the  Period  of  Employment.  The Employee also agrees  to  serve during the Period of Employment, if elected or appointed thereto,

as  a Director of the Board of Directors of the Company and as  a

member  of  any  committee of the Board of  Directors.   Notwith-

standing   anything  to  the  contrary  herein,  the  Period   of

Employment  shall  not  commence and the Employee  shall  not  be entitled  to  any rights, benefits, or payments hereunder  unless and until a Change in Control has occurred.

          2.  Definitions.

           (a)   Cause.  During the Period of Employment, "Cause"

means  termination upon (i) the willful and continued failure  by the Employee to perform substantially his duties with the Company

(other  than  any  such  failure resulting  from  the  Employee's incapacity due to physical or mental illness) after a demand  for a  substantial  performance is delivered to the Employee  by  the

Chief Executive Officer of the Company ("CEO") which specifically identifies the manner in which the CEO believes that the Employee has  not  substantially performed his duties, or (ii) the willful engaging  by the Employee in illegal conduct which is  materially and  demonstrably injurious to the Company.  For purposes of this

Section  2(a),  no act, or failure to act, on  the  part  of  the

Employee shall be considered "willful" unless done, or omitted to be  done,  by  the  Employee in bad faith and without  reasonable


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belief  that  the Employee's action or omission was  in,  or  not

opposed  to,  the  best interests of the Company.   Any  act,  or

failure  to  act,  based  upon  authority  given  pursuant  to  a resolution duly adopted by the Board or based upon the advice  of counsel  for  the Company shall be conclusively  presumed  to  be done, or omitted to be done, by the Employee in good faith and in

the   best   interests  of  the  Company.   Notwithstanding   the

foregoing,  the  Employee  shall  not  be  deemed  to  have  been terminated  for  Cause  unless and until there  shall  have  been delivered to the Employee a copy of a resolution duly adopted  by the  affirmative  vote  of not less than three  quarters  of  the entire  membership of the Board at a meeting of the Board  called and  held  for  that  purpose (after  reasonable  notice  to  the

Employee and an opportunity for him, together with counsel, to be heard  before the Board), finding that in the good faith  opinion of  the  Board the Employee was guilty of the conduct  set  forth above  in  (i)  or (ii) of this Section 2(a) and  specifying  the particulars thereof in detail.

          (b)  Cash Compensation.  "Cash Compensation" shall mean

the  sum  of (i) Employee's Base Salary (determined in accordance with  the  provisions of Section 4(a) hereof) and (ii) Employee's incentive compensation (provided for under Section 4(b)  hereof),

which shall be an amount equal to the greatest of (x) the average of  the amount of Employee's incentive compensation for the  last three  completed fiscal years immediately prior to the Employee's termination  of  employment (whether or not such  years  occurred


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during  the Period of Employment), (y) the target amount of  such

Employee's  incentive compensation for the fiscal year  in  which his termination of employment occurs or (z) the Employee's target amount for the fiscal year in which the Change in Control occurs.

           (c)  Change in Control.  "Change in Control" means the

occurrence  of  any  of the following: an  event  that  would  be required  to  be  reported  (assuming such  event  has  not  been

"previously  reported") in response to Item 1(a) of  the  Current

Report on Form 8-K, as in effect on the date hereof, pursuant  to

Section  13  or  15(d) of the Securities Exchange  Act  of  1934;

provided,  however, that, without limitation, such  a  Change  in

Control shall be deemed to have occurred at such time as (i)  any

"person"  within the meaning of Section 14(d) of  the  Securities

Exchange Act of 1934 becomes the "beneficial owner" as defined in

Rule  13d-3 thereunder, directly or indirectly, of more than  25%

of  the  Company's Common Stock; (ii) during any two-year period,

individuals who constitute the Board of Directors of the  Company

(the  "Incumbent Board") as of the beginning of the period  cease for  any  reason  to  constitute at  least  a  majority  thereof,

provided  that any person becoming a director during such  period whose  election  or  nomination for  election  by  the  Company's stockholders was approved by a vote of at least three quarters of the Incumbent Board (either by a specific vote or by approval  of the  proxy statement of the Company in which such person is named as  a  nominee for director without objection to such nomination)

shall  be, for purposes of this clause (ii), considered as though


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such  person were a member of the Incumbent Board; or  (iii)  the approval  by  the Company's stockholders of the sale  of  all  or substantially all of the stock or assets of the Company.

          (d)  Disability.  "Disability" means the absence of the

Employee  from  his duties with the Company on a full-time  basis for  one  hundred eighty (180) consecutive days as  a  result  of incapacity due to physical or mental illness.

           (e)   Good  Reason.  During the Period of  Employment,

"Good Reason" means:

           (i)   an  adverse change in the status of the Employee

(other  than any such change primarily attributable to  the  fact that  the Company may no longer be publicly owned) or position(s)

as  an  officer of the Company as in effect immediately prior  to the  Change in Control or the assignment to the Employee  of  any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status or position(s), or any  removal  of the  Employee from or any failure to reappoint or reelect him  to such  position(s) (except in connection with the  termination  of

the   Employee's  employment  for  Cause,  Disability,  or   upon

attaining age 65 or upon taking early retirement under any of the

Company's  retirement plans, or as a result of death  or  by  the

Employee other than for Good Reason);

           (ii)   a  reduction by the Company after a  Change  in

Control in the Employee's Base Salary;

           (iii)   a material reduction after a Change in Control

in  the  Employee's total annual compensation; provided, however,


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that  for these purposes a reduction for any year of over 10%  of total  compensation  measured by the  preceding  year  without  a

substantially   similar  reduction  to   all   other   executives

participating in incentive compensation plans shall be considered

"material"; and the failure of the Company to adopt  or  renew  a stock  option  plan  or to grant amounts of restricted  stock  or stock  options,  which are consistent with  the  Company's  prior practices,  to the Employee shall also be considered  a  material

reduction,   unless  the  Employee  participates  in   substitute

programs that provide substantially equivalent economic value  to the Employee;

           (iv)  the failure by the Company to continue in effect

any  Benefit Plan (as hereinafter defined) in which Employee  was participating  at the time of the Change in Control  (or  Benefit

Plans  providing  Employee  with at least  substantially  similar benefits) other than as a result of the normal expiration of  any such  Benefit Plan in accordance with its terms as in  effect  at the  time of the Change in Control, or the taking of any  action,

or  the  failure  to  act, by the Company which  would  adversely affect  Employee's continued participation in  any  such  Benefit

Plans  on  at least as favorable a basis to Employee as  was  the case  immediately prior to the Change in Control or  which  would materially reduce Employee's benefits in the future under any  of such  Benefit  Plans or deprive Employee of any material  benefit enjoyed by Employee immediately prior to the Change in Control;


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           (v)   the  failure by the Company after  a  Change  in

Control  to provide and credit Employee with the number  of  paid vacation  days to which Employee was then entitled in  accordance

with   the   Company's  normal  vacation  policy  as  in   effect

immediately prior to the Change in Control; or

           (vi)   the  Company's requiring the Employee  after  a

Change  in  Control to be based more than fifty  miles  from  the

Employee's principal place of business immediately prior  to  the

Change  in  Control except for required travel on  the  Company's business  to an extent substantially consistent with the business travel  obligations which he undertook on behalf of  the  Company prior to the Change in Control.

          (f)  Period of Employment.  (i)  "Period of Employment"

means,  subject to the provisions of Section 2(f)(ii), the period of  thirty-six (36) months commencing on the date of a Change  in

Control (as defined in Section 2(c) hereof) and the period of any extension or extensions thereof in accordance with the  terms  of

this  Section.   The  Period  of  Employment  shall  be  extended

automatically  by one week for each week in which the  Employee's employment continues after the date of a Change in Control.

          (ii)  Notwithstanding the provisions of Section 2(f)(i)

hereof,  the  Period  of  Employment  shall  terminate  upon  the occurrence  of  the earliest of (A) the Employee's attainment  of age  65, or the election by the Employee to retire early from the

Company under any of its retirement plans, (B) the death  of  the

Employee, (C) the Disability of the Employee or (D) a termination


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of  Employee's  employment by the Company for  Cause  or  by  the

Employee without Good Reason.

           (g)   Termination Date.  "Termination Date" means  the

date on which the Period of Employment terminates.

           3.   Duties  During  the Period of Employment.   While

employed  by  the  Company during the Period of  Employment,  the

Employee shall devote his full business time, attention, and best efforts  to  the  affairs of the Company  and  its  subsidiaries;

provided,  however,  that  the  Employee  may  engage  in   other

activities, such as activities involving charitable, educational,

religious,   and   similar   types  of  organizations,   speaking

engagements,  membership  on  the board  of  directors  of  other organizations, and similar types of activities to the extent that such  other  activities do not prohibit the  performance  of  his duties  under  this  Agreement, or inhibit  or  conflict  in  any

material   way  with  the  business  of  the  Company   and   its

subsidiaries.

          4.  Current Cash Compensation.

          (a)  Base Salary.  The Company will pay to the Employee

while employed by the Company during the Period of Employment  an annual base salary ("Base Salary") in an amount determined by the

Board  of  Directors  or its Compensation Committee  which  shall never  be less than the greater of (i) the Employee's Base Salary prior to the commencement of the Period of Employment or (ii) his

Base   Salary  during  the  preceding  year  of  the  Period   of

Employment;  provided,  however, that it is  agreed  between  the


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parties  that  the Company shall review annually  the  Employee's

Base  Salary, and in light of such review may, in the  discretion of the Board of Directors or its Compensation Committee, increase such  Base  Salary  taking into account the Employee's  responsi-

bilities,  inflation in the cost of living, increase in  salaries of executives of other corporations, performance by the Employee,

and  other pertinent factors.  The Base Salary shall be  paid  in substantially  equal  biweekly  installments  while  Employee  is employed by the Company.

           (b)   Incentive Compensation.  While employed  by  the

Company  during  the  Period of Employment,  the  Employee  shall continue  to  participate  in  such of  the  Company's  incentive compensation programs for executives as the Employee participated

in  prior  to the commencement of the Period of Employment.   Any

amount awarded to the Employee under such programs shall be  paid to Employee in accordance with the terms thereof.

          5.  Employee Benefits.

           (a)   Vacation and Sick Leave.  The Employee shall  be

entitled  during  the  Period  of Employment  to  a  paid  annual vacation  of not less than twenty (20) business days during  each calendar  year  while employed by the Company and  to  reasonable sick leave.

          (b)  Regular Reimbursed Business Expenses.  The Company

shall  reimburse the Employee for all expenses and  disbursements reasonably  incurred by the Employee in the  performance  of  his duties during the Period of Employment.


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           (c)   Employment Benefit Plans or Arrangements.  While

employed   by   the  Company,  Employee  shall  be  entitled   to

participate   in  all  employee  benefit  plans,   programs,   or

arrangements ("Benefit Plans") of the Company, in accordance with the  terms thereof, as in effect from time to time, which provide benefits  to  senior executives of the Company.  For purposes  of this  Agreement, Benefit Plans shall include, without limitation,

any  compensation  plan  such  as an incentive,  deferred,  stock option  or  restricted stock plan, or any employee  benefit  plan such  as  a  thrift,  pension, profit sharing,  pre-tax  savings,

medical, dental, disability, salary continuation, accident,  life insurance  plan,  or a relocation plan or policy,  or  any  other plan,  program,  or  policy of the Company  intended  to  benefit employees.

          6.  Termination of Employment.

            (a)    Termination  by  the  Company  for  Cause   or

Termination  by  the  Employee Other Than for  Good  Reason.   If

during  the  Period  of  Employment the  Company  terminates  the

employment  of  the  Employee  for  Cause  or  if  the   Employee

terminates his employment other than for Good Reason the  Company shall pay the Employee (i) the Employee's Base Salary through the end  of the month in which the Termination Date occurs, (ii)  any incentive  compensation payable to him pursuant to  Section  4(b)

hereof,  including a pro rata share for any partial  year,  (iii)

any  accrued  vacation  pay, and (iv)  benefits  payable  to  him

pursuant   to   the  Company's  Benefit  Plans  as  provided   in


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Section  5(c)  hereof through the end of the month in  which  the

Termination Date occurs.  The amounts and benefits set  forth  in clauses (i), (ii), (iii) and (iv) of the preceding sentence shall hereinafter be referred to as "Accrued Benefits."

          (b)  Termination by the Company Without Cause or by the

Employee for Good Reason.  If during the Period of Employment the

Company  terminates the Employee's employment  with  the  Company without Cause or the Employee terminates his employment with  the

Company  for  Good Reason, the Company will pay to  Employee  all

Accrued Benefits and, in addition, pay or provide to the Employee the following:

                     (i)   within thirty (30) days after the date

               of termination, a lump sum equal to the greater of

               (A)  the  Employee's  Cash  Compensation  for  the

               remainder of the Period of Employment or  (B)  two

               times the Employee's Cash Compensation;

                     (ii)  for  the greater of two  years  or  the

               remainder  of the Period of Employment  immediately

               following  the Employee's date of termination,  the

               Employee  and Employee's family shall  continue  to

               participate in any Benefit Plans of the Company (as

               defined  in Section 5(c) hereof) in which  Employee

               or  Employee's  family  participated  at  any  time

               during  the  one-year  period  ending  on  the  day

               immediately  preceding  Employee's  termination  of

               employment,   provided  that  (a)  such   continued

               participation is


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               possible under the terms  of  such

               Benefit  Plans, and (b) the Employee  continues  to

               pay  contributions  for such participation  at  the

               rates  paid  for  similar participation  by  active

               Company employees in similar positions to that held

               by  the  Employee immediately prior to the date  of

               termination.   If  such continued participation  is

               not  possible,  the Company shall provide,  at  its

               sole  cost  and  expense,  substantially  identical

               benefits  to  the Employee plus pay  an  additional

               amount  to  the  Employee equal to  the  Employee's

               liability for federal, state and local income taxes

               on  any amounts includible in the Employee's income

               by  virtue of the terms of this Section 6(b)(ii) so

               that  Employee does not have to personally pay  any

               federal, state and local income taxes by virtue  of

               the terms of this Section 6(b)(ii);

                     (iii)      three additional years of service

               credit  under  the  Company's Non-Qualified  Plans

               and,  for purposes of such plans, Employee's final

               average  pay  shall  be  deemed  to  be  his  Cash

               Compensation  for the year in which  the  date  of

               termination occurs;

                     (iv)  the  Company shall take all reasonable

               actions  to  cause  any Company  restricted  stock

               ("Restricted Stock") granted to Employee to become

               fully  vested and any options to purchase  Company

               stock


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


               ("Options")   granted   to  Employee   to   become

               fully  exercisable, and in the event  the  Company

               cannot  effect such vesting or acceleration within

               sixty  (60)  days,  the Company shall  pay  within

               thirty  (30) days thereafter to Employee (i)  with

               respect  to  each Option, an amount equal  to  the

               product  of  (x)  the  number of  unvested  shares

               subject  to  such Option, multiplied  by  (y)  the

               excess  of  the fair market value of  a  share  of

               Company  common  stock on the date  of  Employee's

               termination  of  employment, over  the  per  share

               exercise  price  of  such  Option  and  (ii)  with

               respect to each unvested share of Restricted Stock

               an  amount  equal to the fair market  value  of  a

               share  of  Company common stock  on  the  date  of

               Employee's termination of employment.

Except as provided in the following sentence, the amounts payable to the Employee under this Section 6(b) shall be absolutely owing and  shall not be subject to reduction or mitigation as a  result of  employment  of  the  Employee elsewhere  after  the  date  of

termination.   Notwithstanding  any  provision  herein   to   the

contrary,  the benefits described in clauses (i), (ii) and  (iii)

of  this Section 6(b) shall only be payable with respect  to  the period  ending  upon the earlier of (i) the  end  of  the  period specified  in  each such clause or (ii) Employee's attainment  of age 65.


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           7.   Gross-Up.  In the event any amounts  due  to  the

Employee  under  this Agreement after a Change in Control,  under the  terms  of  any  Benefit Plan, or otherwise  payable  by  the

Company  or  an  affiliate of the Company are subject  to  excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended  ("Excise Taxes"), the Company shall pay to the Employee,

in  addition to any other payments due under other provisions  of this  Agreement,  an amount equal to the amount  of  such  Excise

Taxes  plus the amount of any federal, state and local income  or other  taxes  and  Excise  Taxes  attributable  to  all  amounts,

including  income taxes, payable under this Section  7,  so  that after  payment of all income, Excise and other taxes with respect to  the  amounts  due to the Employee under this  Agreement,  the

Employee  will retain the same net after tax amount with  respect to such payments as if no Excise Taxes had been imposed.

           8.  Governing Law.  This Agreement is governed by, and

is  to be construed and enforced in accordance with, the laws  of the State of Connecticut.  If under such laws any portion of this

Agreement  is  at  any  time deemed to be in  conflict  with  any applicable statute, rule, regulation, or ordinance, such  portion shall be deemed to be modified or altered to conform thereto  or,

if  that is not possible, to be omitted from this Agreement,  and the  invalidity of any such portion shall not affect  the  force,

effect, and validity of the remaining portion hereof.

          9.  Notices.  All notices under this Agreement shall be

in writing and shall be deemed effective when delivered in person


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(in  the  Company's case, to its Secretary) or  seventy-two  (72)

hours  after  deposit thereof in the U.S. mail, postage  prepaid,

for delivery as registered or certified mail -- addressed, in the case  of  the Employee, to the Employee at Employee's residential address,  and  in  the  case  of the Company,  to  its  corporate headquarters,  attention  of  the Secretary,  or  to  such  other address  as the Employee or the Company may designate in  writing at  any time or from time to time to the other party.  In lieu of personal  notice or notice by deposit in the U.S. mail,  a  party may give notice by telegram, fax or telex.

          10.  Miscellaneous.  This Agreement may be amended only

by  a  subsequent  written  agreement of  the  Employee  and  the

Company. This Agreement shall be binding upon and shall inure  to the  benefit  of  the Employee, the Employee's heirs,  executors,

administrators, beneficiaries, and assigns and to the benefit  of the Company and its successors.  Notwithstanding anything in this

Agreement  to  the  contrary, nothing  herein  shall  prevent  or interfere  with  the  ability of the  Company  to  terminate  the employment  of the Employee prior to a Change in Control  nor  be construed to entitle Employee to be continued in employment prior to  a  Change  in Control and this Agreement shall  terminate  if

Employee or the Company terminates Employee's employment prior to a Change in Control.  Similarly, nothing herein shall prevent the

Employee  from  retiring  under any of the  Company's  retirement

plans   and   receiving  the  corresponding  benefits  thereunder

consistent with the treatment of other Company employees.


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           11.   Fees  and Expenses.  The Company shall  pay  all

reasonable  legal  fees  and related  expenses  incurred  by  the

Employee in connection with this Agreement following a Change  in

Control  of the Company, including without limitation,  all  such fees and expenses, if any, incurred in connection with:

(i)  contesting  or disputing, any termination of the  Employee's employment hereunder; or (ii) the Employee seeking to  obtain  or enforce any right or benefit provided by the Agreement.

           12.   Arbitration.  Any dispute or controversy arising

under  or  in  connection with this Agreement  shall  be  settled exclusively by arbitration in Connecticut by three arbitrators in accordance with the rules of the American Arbitration Association

then  in  effect.   Judgment may be entered on  the  arbitrator's

award  in any court having jurisdiction; provided, however,  that the  Employee  shall be entitled to be paid  as  if  his  or  her employment  continued  during the  pendency  of  any  dispute  or controversy  arising under or in connection with this  Agreement.

The  Company  shall  bear  all  costs  and  expenses  arising  in connection with any arbitration pursuant to this Section 12.


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           IN  WITNESS WHEREOF, the parties hereto have  executed

this Agreement as of the year and day first above written.



                                   THE PERKIN-ELMER CORPORATION



                                   By:   /s/ Tony L. White
                                        Tony L. White
                                        Chairman, President and
                                        Chief Executive Officer

ATTEST:


By:   /s/ W.B. Sawch
     William B. Sawch
     Vice President
     General Counsel & Secretary



                                   ACCEPTED AND AGREED:


                                   /s/ Dennis L. Winger
                                   Dennis L. Winger



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